Exhibit 99.1
SELECTICA RECEIVES STAY OF NASDAQ DELISTING DECISION
San Jose, Calif. – March 30, 2007 – Selectica (NASDAQ: SLTC) today announced that on March 23, 2007 it received a letter from The Nasdaq Stock Market, stating that the Nasdaq Listing and Hearing Review Council (the “Listing Council”) has called for review of the February 8, 2007 decision of the Nasdaq Listing Qualifications Panel (the “Panel”) regarding the Company and has stayed the Panel’s February 8, 2007 decision and any future Panel determinations to suspend the Company’s securities from trading, pending further action by the Listing Council. As previously disclosed, the Panel’s February 8, 2007 decision conditioned the Company’s continued listing on The Nasdaq Stock Market on the Company becoming current in its delinquent periodic reports, and filing any required restatements, by May 9, 2007.
During the stay, the Company’s shares will remain listed on The Nasdaq Stock Market. The Listing Council has informed the Company that no later than June 1, 2007, the Company may submit any additional information that it wishes the Listing Council to consider.
While there can be no assurance that the Company will become compliant with Nasdaq requirements that it file its periodic reports and restatement before the Listing Council takes any action lifting the stay, the Company continues to work diligently to do so.
About Selectica, Inc.
Selectica, Inc. (NASDAQ: SLTC) provides its customers with software solutions that automate the complexities of enterprise contract management and sales configuration lifecycles. The company’s high-performance solutions underlie and unify critical business functions including sourcing, procurement, governance, sales and revenue recognition. Selectica has been providing innovative, enterprise-class solutions for the world’s largest companies for over 10 years and has generated substantial savings for its customers. Selectica customers represent leaders in manufacturing, technology, retail, healthcare and telecommunications, including: ABB, Ace Hardware, Bell Canada, Cisco, Covad Communications, General Electric, Fireman’s Fund Insurance Company, Hitachi, International Paper, Juniper Networks, Levi Strauss & Co., Rockwell Automation, Tellabs, and 7-Eleven. Selectica is headquartered in San Jose, CA. For more information, visit the company’s Web site at www.selectica.com.

Contact:	Tony Rossi, Financial Relations Board for Selectica
310-854-8317, trossi@financialrelationsboard.com
Forward Looking Statements
The statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, including statements regarding Selectica’s and its customers’ expectations, beliefs, hopes, intentions or strategies regarding the future and expectations regarding performance improvements or increases in sales attributable to Selectica’s existing and new products. All forward-looking statements included in this release are based upon information available to Selectica as of the date hereof, and Selectica assumes no obligation to update any such forward-looking statement. Actual results could differ materially from current expectations. Factors that could cause or contribute to such differences include, but are not limited to, (i) market and customer acceptance of new products of Selectica, including the on-demand contract management and sales execution products and the applications developed with joint venture partners, (ii) the success of the ongoing restructuring of Selectica’s operations, (iii) the conclusions resulting from the independent review of the Company’s past stock option granting practices, (iv) the Company’s inability to file periodic reports in accordance with the Securities Exchange Act of 1934, (iv) the inability of the Company to avoid delisting from the Nasdaq Stock Market due to non-compliance with Marketplace rules, (v) and potential regulatory inquiries and litigation relating to the review of past stock granting practices and any related restatement of the Company’s financial statements and (vi) other factors and risks discussed in Selectica’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006 and in other reports filed by Selectica with the Securities and Exchange Commission.
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